Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

April 24, 2017
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports 16.8% Increase in Net Income,
Excluding Nonrecurring Gain

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a 16.8% increase in earnings, excluding the effect of a nonrecurring gain during the prior year’s quarter.   Major contributing factors included strong loan growth, increased levels of noninterest income and expense control.

Net income for the three months ended March 31, 2017 was $3.2 million, or $0.30 per diluted share. Net income, excluding a nonrecurring gain on the repurchase of subordinated debentures, was $2.7 million, or $0.29 per diluted share, for the three months ended March 31, 2016. This represented a 16.8% increase from the same period a year ago. Return on average assets and average common equity for the quarter were 1.07% and 12.02%, respectively, compared to 1.00% and 13.68% for the same period a year ago.

During the prior year’s quarter, the Company repurchased $5.0 million of its outstanding subordinated “capital qualifying” debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million. Management believes excluding the nonrecurring gain from net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Net income for the three months ended March 31, 2017 was $3.2 million or $0.30 per diluted share, a decline of 24.1 percent compared to the prior year period net income of $4.2 million or $0.44 per diluted share which included the nonrecurring gain on the repurchase of subordinated debentures. Return on average assets and average common equity, including the nonrecurring gain, for the quarter ended March 31, 2017 was 1.07% and 12.02%, respectively compared to 1.54% and 21.05% for the prior year period.

First quarter highlights included:

•	Voted one of the best places to work in New Jersey by NJBIZ.

•	Installed a new modern teller system which will increase automation and efficiency.

•	2.8% loan growth: 5.7% increase in residential mortgage loans, 5.0% increase in consumer loans and 2.0% increase in commercial loans. Total loans now exceed $1 billion.

•	3.7 % deposit growth: 2.2% increase in noninterest-bearing demand deposits and 7.2% increase in savings deposits.

•	Net interest income increased 15.6% compared to the prior year’s quarter due to strong loan growth.

•	Net interest margin increased to 3.70% this quarter compared to 3.48% in the prior year’s quarter due to strong loan growth and the benefit of a rising rate environment.

“We continue to successfully implement our business plan,” stated James A. Hughes, President and CEO. “We had a strong first quarter and see 2017 as a year of continued growth and success. Our newest branches add geographic presence and situational opportunity to our growth plans and are performing well. Our balance sheet is well positioned to weather interest rate changes and to profit from them. Our ongoing success presents an excellent opportunity for me to commend our dedicated and efficient employees as Unity was named by NJBIZ as one of the "Best Places to Work" in New Jersey. ”

Net Interest Income
Net interest income, our core driver of earnings, increased $1.4 million to $10.4 million for the quarter ended March 31, 2017 compared to the prior year’s quarter and the net interest margin expanded 22 basis points to 3.70% compared to 3.48% for the prior year’s quarter.
The yield on earning assets increased 15 basis points to 4.48% for the quarter ended March 31, 2017 compared to 4.33% for the prior year’s quarter. This increase was the result of strong commercial, residential mortgage and consumer loan growth over the prior year’s period and the benefit of a rising rate environment. Quarterly average commercial loans increased $48.6 million, average residential mortgage loans have increased $33.0 million and consumer loans increased $15.9 million compared to the first quarter in 2016.
The cost of interest-bearing liabilities fell 4 basis points to 1.02% for the quarter ended March 31, 2017. While the cost of deposits increased 2 basis points to 0.83%, the cost of borrowed funds and subordinated debentures decreased 68 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) and the addition of new borrowing at lower rates over the past year. The increase in the cost of deposits was primarily driven by the growth in savings deposits.
Provision for Loan Losses

The provision for loan losses was $250 thousand for the quarter ended March 31, 2017, an increase of $50 thousand, compared to the $200 thousand provision for loan losses for the quarter ended March 31, 2016. Quarterly net charge-offs declined $177 thousand to $148 thousand compared to the first quarter 2016.

Noninterest Income
Noninterest income increased $188 thousand to $2.2 million for the three months ended March 31, 2017, compared to the same period last year. Quarterly noninterest income increased due to higher service and loan fee income and gains on the sale of SBA loans. Service and loan fee income increased due to higher loan processing fees, prepayment and payoff fees. Gains on the sale of SBA loans increased due to a higher volume of loan sales this quarter compared with the prior year’s quarter. SBA loan sales totaled $6.0 million with net gains on sale of $485 thousand for the quarter ended March 31, 2017, compared to $3.5 million in sales and a net gain of $308 thousand in the prior year’s quarter. In addition, gains on the sale of mortgage loans during the quarter were $637 thousand compared to $715 thousand in the prior year’s quarter. Mortgage loan sale volume totaled $25.7 million and $25.0 million, respectively.
Noninterest Expense
Noninterest expense increased $833 thousand or 12.6% to $7.4 million for the quarter due primarily to compensation and benefits expenses and loan legal and OREO costs. Since March 31, 2016, compensation and benefit expenses have risen due to the addition of two new retail branches as well as additional lending staff. Loan legal and OREO costs increased $269 thousand compared to the prior year’s quarter due to a loss of $253 thousand on the sale of an OREO property.
Financial Condition
At March 31, 2017, total assets were $1.2 billion, an increase of $36.2 million from year-end 2016:

•	Total securities increased $11.5 million due to purchases of $15.2 million during the quarter.

•
Total loans increased $27.3 million or 2.8%, from year-end 2016 to $1.0 billion at March 31, 2017. Residential mortgage, commercial and consumer loan portfolios increased $16.5 million, $10.2 million and $4.5 million, respectively. SBA loans declined on sales of $6.0 million. Our pipeline in all categories remains strong and loan growth is expected in future quarters.

•	Total deposits increased $35.0 million or 3.7%, to $980.7 million at March 31, 2017 due to our eSavings promotion.

•	Borrowed funds decreased $1.0 million to $120.0 million at March 31, 2017 due to reduced overnight borrowings.

•	Shareholders’ equity was $109.3 million at March 31, 2017, an increase of $3.0 million from year-end 2016, due to year-to-date net income less the dividends paid to shareholders.

•	Book value per common share was $10.38 as of March 31, 2017.

•
At March 31, 2017, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 9.72%, 11.46%, 12.53% and 13.78% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $8.9 million at March 31, 2017, or 0.89% of total loans and OREO, compared to $8.3 million or 0.85% of total loans and OREO at year-end 2016.

•	Nonperforming loans increased 7.20% to $7.8 million at March 31, 2017 from year-end.

•	OREO totaled $1.2 million at March 31, 2017, an increase of $122 thousand from year-end.

•	The allowance for loan losses totaled $12.7 million at March 31, 2017, or 1.27% of total loans compared to $12.6 million and 1.42% at March 31, 2016.

•	Net charge-offs were $148 thousand for the three months ended March 31, 2017, compared to $325 thousand for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.2 billion in assets and $981 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
NON-GAAP
March 31, 2017

				Mar 31, 2017 vs.
				Dec 31, 2016	Mar 31, 2016
(In thousands, except percentages and per share amounts)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016%		%
BALANCE SHEET DATA:
Total assets	$1,226,168	$1,189,906	$1,120,955	3.0%	9.4%
Total deposits	980,703	945,723	926,819	3.7	5.8
Total loans	1,000,677	973,414	886,990	2.8	12.8
Total securities	73,022	61,547	66,729	18.6	9.4
Total shareholders' equity	109,305	106,291	82,276	2.8	32.9
Allowance for loan losses	(12,681)	(12,579)	(12,634)	(0.8)	0.4

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$4,904	$4,925	$4,196	(0.4)	16.9
Provision for income taxes	1,712	1,765	1,464	(3.0)	16.9
Net income before gain on subordinated debenture	$3,192	$3,160	$2,732	1.0	16.8
Gain on subordinated debenture, net of tax	—	—	1,473	NM	NM
Net income	$3,192	$3,160	$4,205	1.0	(24.1)

Net income before gain on subordinated debenture per:
Common share - basic	$0.30	$0.33	$0.29	(9.1)	3.4
Common share - diluted	$0.30	$0.32	$0.29	(6.3)	3.4

Net income per:
Common share - basic	$0.30	$0.33	$0.45	(9.1)	(33.3)
Common share - diluted	$0.30	$0.32	$0.44	(6.3)	(31.8)

Performance ratios before gain on subordinated debenture per:
Return on average assets	1.07%	1.07%	1.00%	—	7.0
Return on average equity	12.02%	13.47%	13.68%	(10.8)	(12.1)
Efficiency ratio	59.08%	59.91%	60.56%	(1.4)	(2.4)

Performance ratios:
Return on average assets	1.07%	1.07%	1.54%	—	(30.5)
Return on average equity	12.02%	13.47%	21.05%	(10.8)	(42.9)
Efficiency ratio	59.08%	59.90%	50.16%	(1.4)	17.8
Net interest margin	3.70%	3.60%	3.48%	2.8	6.3

SHARE INFORMATION:
Market price per share	$16.95	$15.70	$10.34	8.0	63.9
Dividends paid	$0.05	$0.05	$0.04	—	0.3
Book value per common share	$10.38	$10.14	$8.83	2.4	17.6
Average diluted shares outstanding (QTD)	10,705	9,878	9,550	8.4	12.1

CAPITAL RATIOS:
Total equity to total assets	8.91%	8.93%	7.34%	(0.2)	21.4
Leverage ratio	9.72%	9.73%	8.31%	(0.1)	17.0
Common equity tier 1 risk-based capital ratio	11.46%	11.49%	9.77%	(0.3)	17.3
Tier 1 risk-based capital ratio	12.53%	12.58%	10.97%	(0.4)	14.2
Total risk-based capital ratio	13.78%	13.84%	12.22%	(0.4)	12.8

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$8,930	$8,287	$8,304	7.8	7.5
QTD net chargeoffs (annualized) to QTD average loans	0.06%	0.13%	0.15%	(53.8)	(60.0)
Allowance for loan losses to total loans	1.27%	1.29%	1.42%	(1.6)	(10.6)
Nonperforming assets to total loans and OREO	0.89%	0.85%	0.93%	4.7	(4.3)
Nonperforming assets to total assets	0.73%	0.70%	0.74%	4.3%	(1.4	) %

All share information has been adjusted for the 10% stock dividend paid September 30, 2016.

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2017

				Mar 31, 2017 vs.
				Dec 31, 2016		Mar 31, 2016
(In thousands, except percentages)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016%			%
ASSETS
Cash and due from banks	$18,345	$22,105	$26,919	(17.0	) %	(31.9	) %
Federal funds sold and interest-bearing deposits	84,859	83,790	99,554	1.3		(14.8)
Cash and cash equivalents	103,204	105,895	126,473	(2.5)		(18.4)
Securities:
Securities available for sale	52,246	40,568	48,566	28.8		7.6
Securities held to maturity	20,776	20,979	18,163	(1.0)		14.4
Total securities	73,022	61,547	66,729	18.6		9.4
Loans:
SBA loans held for sale	12,163	14,773	13,224	(17.7)		(8.0)
SBA loans held for investment	42,403	42,492	38,863	(0.2)		9.1
SBA 504 loans	25,111	26,344	27,482	(4.7)		(8.6)
Commercial loans	519,338	509,171	467,266	2.0		11.1
Residential mortgage loans	305,578	289,093	260,957	5.7		17.1
Consumer loans	96,084	91,541	79,198	5.0		21.3
Total loans	1,000,677	973,414	886,990	2.8		12.8
Allowance for loan losses	(12,681)	(12,579)	(12,634)	(0.8)		0.4
Net loans	987,996	960,835	874,356	2.8		13.0
Premises and equipment, net	23,261	23,398	19,211	(0.6)		21.1
Bank owned life insurance ("BOLI")	13,847	13,758	13,475	0.6		2.8
Deferred tax assets	5,552	5,512	6,029	0.7		(7.9)
Federal Home Loan Bank ("FHLB") stock	5,992	6,037	4,735	(0.7)		26.5
Accrued interest receivable	4,483	4,462	3,839	0.5		16.8
Other real estate owned ("OREO")	1,172	1,050	1,417	11.6		(17.3)
Goodwill and other intangibles	1,516	1,516	1,516	—		—
Other assets	6,123	5,896	3,175	3.9		92.9
Total assets	$1,226,168	$1,189,906	$1,120,955	3.0%		9.4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$220,750	$215,963	$188,026	2.2%		17.4%
Interest-bearing demand	146,091	145,654	128,774	0.3		13.4
Savings	389,802	363,462	320,982	7.2		21.4
Time, under $100,000	124,907	123,724	145,784	1.0		(14.3)
Time, $100,000 and over, under $250,000	76,835	75,567	106,419	1.7		(27.8)
Time, $250,000 and over	22,318	21,353	36,834	4.5		(39.4)
Total deposits	980,703	945,723	926,819	3.7		5.8
Borrowed funds	120,000	121,000	95,000	(0.8)		26.3
Subordinated debentures	10,310	10,310	10,310	—		—
Accrued interest payable	405	430	390	(5.8)		3.8
Accrued expenses and other liabilities	5,445	6,152	6,160	(11.5)		(11.6)
Total liabilities	1,116,863	1,083,615	1,038,679	3.1		7.5
Shareholders' equity:
Common stock	85,757	85,383	59,546	0.4		44.0
Retained earnings	23,414	20,748	23,431	12.8		(0.1)
Accumulated other comprehensive (loss)	134	160	(701)	NM		NM
Total shareholders' equity	109,305	106,291	82,276	2.8		32.9
Total liabilities and shareholders' equity	$1,226,168	$1,189,906	$1,120,955	3.0%		9.4%

Issued and outstanding common shares	10,535	10,477	9,315

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
March 31, 2017

				Mar 31, 2017 vs.
	For the three months ended			Dec 31, 2016		Mar 31, 2016
(In thousands, except percentages and per share amounts)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$129	$79	$44	$50	63.3%	$85	193.2%
FHLB stock	93	71	52	22	31.0	41	78.8
Securities:
Taxable	491	452	363	39	8.6	128	35.3
Tax-exempt	44	44	62	—	—	(18)	(29.0)
Total securities	535	496	425	39	7.9	110	25.9
Loans:
SBA loans	854	850	721	4	0.5	133	18.4
SBA 504 loans	301	306	385	(5)	(1.6)	(84)	(21.8)
Commercial loans	6,166	6,226	5,676	(60)	(1.0)	490	8.6
Residential mortgage loans	3,384	3,188	2,942	196	6.1	442	15.0
Consumer loans	1,132	1,064	931	68	6.4	201	21.6
Total loans	11,837	11,634	10,655	203	1.7	1,182	11.1
Total interest income	12,594	12,280	11,176	314	2.6	1,418	12.7
INTEREST EXPENSE
Interest-bearing demand deposits	153	147	137	6	4.1	16	11.7
Savings deposits	583	537	366	46	8.6	217	59.3
Time deposits	804	845	951	(41)	(4.9)	(147)	(15.5)
Borrowed funds and subordinated debentures	664	696	735	(32)	(4.6)	(71)	(9.7)
Total interest expense	2,204	2,225	2,189	(21)	(0.9)	15	0.7
Net interest income	10,390	10,055	8,987	335	3.3	1,403	15.6
Provision for loan losses	250	200	200	50	25.0	50	25.0
Net interest income after provision for loan losses	10,140	9,855	8,787	285	2.9	1,353	15.4
NONINTEREST INCOME
Branch fee income	331	329	333	2	0.6	(2)	(0.6)
Service and loan fee income	407	224	255	183	81.7	152	59.6
Gain on sale of SBA loans held for sale, net	485	515	308	(30)	(5.8)	177	57.5
Gain on sale of mortgage loans, net	637	702	715	(65)	(9.3)	(78)	(10.9)
BOLI income	88	94	94	(6)	(6.4)	(6)	(6.4)
Net security gains	—	238	94	(238)	(100.0)	(94)	(100.0)
Other income	256	271	217	(15)	(5.5)	39	18.0
Total noninterest income	2,204	2,373	2,016	(169)	(7.1)	188	9.3
NONINTEREST EXPENSE
Compensation and benefits	4,095	3,822	3,549	273	7.1	546	15.4
Occupancy	600	618	618	(18)	(2.9)	(18)	(2.9)
Processing and communications	604	648	644	(44)	(6.8)	(40)	(6.2)
Furniture and equipment	511	453	420	58	12.8	91	21.7
Professional services	226	266	255	(40)	(15.0)	(29)	(11.4)
Loan collections & OREO expenses	341	387	72	(46)	(11.9)	269	373.6
Other loan expenses	83	32	104	51	159.4	(21)	(20.2)
Deposit insurance	76	220	160	(144)	(65.5)	(84)	(52.5)
Advertising	236	247	241	(11)	(4.5)	(5)	(2.1)
Director fees	197	144	135	53	36.8	62	45.9
Other expenses	471	466	409	5	1.1	62	15.2
Total noninterest expense	7,440	7,303	6,607	137	1.9	833	12.6
Income before provision for income taxes	4,904	4,925	4,196	(21)	(0.4)	708	16.9

Provision for income taxes	1,712	1,765	1,464	(53)	(3.0)	248	16.9
Net income before gain on subordinated debenture	$3,192	$3,160	$2,732	$32	1%	$460	16.8%
Gain on subordinated debenture, net of tax	—	—	1,473	—	NM	(1,473)	NM
Net income	$3,192	$3,160	$4,205	$32	1.0%	$(1,013)	(24.1)%

Effective tax rate	34.9%	35.8%	34.9%

Net income per:
Common share - basic	$0.30	$0.33	$0.45
Common share - diluted	$0.30	$0.32	$0.44

Weighted average common shares outstanding - Basic	10,509	9,700	9,304
Weighted average common shares outstanding - Diluted	10,705	9,878	9,550

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
March 31, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2017			December 31, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$77,943	$129	0.67%	$73,087	$79	0.43%
FHLB stock	5,776	93	6.53	5,773	71	4.89
Securities:
Taxable	64,148	491	3.10	58,622	452	3.07
Tax-exempt	6,443	67	4.22	6,420	67	4.15
Total securities (A)	70,591	558	3.21	65,042	519	3.17
Loans:
SBA loans	57,960	854	5.98	59,519	850	5.68
SBA 504 loans	26,050	301	4.69	25,498	306	4.77
Commercial loans	512,543	6,166	4.88	504,331	6,226	4.91
Residential mortgage loans	297,203	3,384	4.62	289,028	3,188	4.39
Consumer loans	94,217	1,132	4.87	90,549	1,064	4.67
Total loans (B)	987,973	11,837	4.86	968,925	11,634	4.78
Total interest-earning assets	$1,142,283	$12,617	4.48%	$1,112,827	$12,303	4.40%

Noninterest-earning assets:
Cash and due from banks	23,578			24,851
Allowance for loan losses	(12,785)			(12,819)
Other assets	55,493			53,614
Total noninterest-earning assets	66,286			65,646
Total assets	$1,208,569			$1,178,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$152,392	$153	0.41%	$142,872	$147	0.41%
Total savings deposits	378,439	583	0.62	361,379	537	0.59
Total time deposits	222,307	804	1.47	230,594	845	1.46
Total interest-bearing deposits	753,138	1,540	0.83	734,845	1,529	0.83
Borrowed funds and subordinated debentures	125,499	664	2.15	125,440	696	2.21
Total interest-bearing liabilities	$878,637	$2,204	1.02%	$860,285	$2,225	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	215,405			218,216
Other liabilities	6,792			6,631
Total noninterest-bearing liabilities	222,197			224,847
Total shareholders' equity	107,735			93,341
Total liabilities and shareholders' equity	$1,208,569			$1,178,473

Net interest spread		$10,413	3.46%		$10,078	3.37%
Tax-equivalent basis adjustment		(23)			(23)
Net interest income		$10,390			$10,055
Net interest margin			3.70%			3.60%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
March 31, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2017			March 31, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$77,943	$129	0.67%	$78,681	$44	0.22%
FHLB stock	5,776	93	6.53	4,549	52	4.60
Securities:
Taxable	64,148	491	3.10	59,152	363	2.47
Tax-exempt	6,443	67	4.22	9,548	94	3.96
Total securities (A)	70,591	558	3.21	68,700	457	2.68
Loans:
SBA loans	57,960	854	5.98	53,942	721	5.38
SBA 504 loans	26,050	301	4.69	29,232	385	5.30
Commercial loans	512,543	6,166	4.88	463,927	5,676	4.92
Residential mortgage loans	297,203	3,384	4.62	264,208	2,942	4.48
Consumer loans	94,217	1,132	4.87	78,328	931	4.78
Total loans (B)	987,973	11,837	4.86	889,637	10,655	4.82
Total interest-earning assets	$1,142,283	$12,617	4.48%	$1,041,567	$11,208	4.33%

Noninterest-earning assets:
Cash and due from banks	23,578			27,006
Allowance for loan losses	(12,785)			(12,926)
Other assets	55,493			45,486
Total noninterest-earning assets	66,286			59,566
Total assets	$1,208,569			$1,101,133

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$152,392	$153	0.41%	$131,339	$137	0.42%
Total savings deposits	378,439	583	0.62	310,251	366	0.47
Total time deposits	222,307	804	1.47	282,110	951	1.36
Total interest-bearing deposits	753,138	1,540	0.83	723,700	1,454	0.81
Borrowed funds and subordinated debentures	125,499	664	2.15	104,350	735	2.83
Total interest-bearing liabilities	$878,637	$2,204	1.02%	$828,050	$2,189	1.06%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	215,405			187,226
Other liabilities	6,792			5,528
Total noninterest-bearing liabilities	222,197			192,754
Total shareholders' equity	107,735			80,329
Total liabilities and shareholders' equity	$1,208,569			$1,101,133

Net interest spread		$10,413	3.46%		$9,019	3.27%
Tax-equivalent basis adjustment		(23)			(32)
Net interest income		$10,390			$8,987
Net interest margin			3.70%			3.48%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
March 31, 2017

Amounts in thousands, except percentages	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,579	$12,685	$12,758	$12,634	$12,759
Provision for loan losses charged to expense	250	200	420	400	200
	12,829	12,885	13,178	13,034	12,959
Less: Chargeoffs
SBA loans	109	189	140	142	86
Commercial loans	76	19	376	152	228
Residential mortgage loans	—	101	—	—	—
Consumer loans	66	2	—	—	28
Total chargeoffs	251	311	516	294	342
Add: Recoveries
SBA loans	37	1	17	4	11
Commercial loans	53	4	6	13	6
Consumer loans	1	—	—	1	—
Total recoveries	103	5	23	18	17
Net chargeoffs (recoveries)	148	306	493	276	325
Balance, end of period	$12,681	$12,579	$12,685	$12,758	$12,634

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$7,758	$7,237	$6,527	$6,541	$6,887
Other real estate owned ("OREO")	1,172	1,050	1,703	1,702	1,417
Nonperforming assets	8,930	8,287	8,230	8,243	8,304
Less: Amount guaranteed by SBA	60	60	624	134	243
Net nonperforming assets	$8,870	$8,227	$7,606	$8,109	$8,061

Loans 90 days past due & still accruing	$—	$—	$—	$485	$—

Performing Troubled Debt Restructurings (TDRs)	$—	$—	$665	$772	$844
(1) Nonperforming TDRs included in nonperforming loans	—	153	154	161	293
Total TDRs	$—	$153	$819	$933	$1,137

Allowance for loan losses to:
Total loans at quarter end	1.27%	1.29%	1.34%	1.39%	1.42%
Nonperforming loans (1)	163.46	173.82	194.35	195.05	183.45
Nonperforming assets	142.00	151.79	154.13	154.77	152.14
Net nonperforming assets	142.97	152.90	166.78	157.33	156.73

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	0.50%	1.26%	0.86%	0.98%	0.56%
Commercial loans	0.02	0.01	0.30	0.12	0.19
Residential mortgage loans	(0.02)	0.14	—	—	—
Consumer loans	0.28	0.01	—	—	0.14
Total loans	0.06%	0.13%	0.21%	0.12%	0.15%

Nonperforming loans to total loans	0.78%	0.74%	0.69%	0.71%	0.78%
Nonperforming loans and TDRs to total loans	0.78	0.74	0.76	0.80	0.87
Nonperforming assets to total loans and OREO	0.89	0.85	0.86	0.90	0.93
Nonperforming assets to total assets	0.73	0.70	0.71	0.73	0.74

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
March 31, 2017

(In thousands, except percentages and per share amounts)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
SUMMARY OF INCOME:
Total interest income	$12,594	$12,280	$12,081	$11,487	$11,176
Total interest expense	2,204	2,225	2,208	2,145	2,189
Net interest income	10,390	10,055	9,873	9,342	8,987
Provision for loan losses	250	200	420	400	200
Net interest income after provision for loan losses	10,140	9,855	9,453	8,942	8,787
Total noninterest income	2,204	2,373	2,173	2,234	2,016
Total noninterest expense	7,440	7,303	6,993	6,728	6,607
Income before provision for income taxes and gain on subordinated debenture	4,904	4,925	4,633	4,448	4,196
Provision for income taxes	1,712	1,765	1,613	1,624	1,464
Net income before gain on subordinated debenture	$3,192	$3,160	$3,020	$2,824	$2,732
Gain on subordinated debenture, net of tax	—	—	—	—	1,473
Net income	$3,192	$3,160	$3,020	$2,824	$4,205

Net income per common share - Basic	$0.30	$0.33	$0.32	$0.30	$0.45
Net income per common share - Diluted	$0.30	$0.32	$0.32	$0.30	$0.44

COMMON SHARE DATA:
Market price per share	$16.95	$15.70	$12.82	$11.56	$10.34
Dividends paid	$0.05	$0.05	$0.05	$0.04	$0.04
Book value per common share	$10.38	$10.14	$9.45	$9.10	$8.83
Weighted average common shares outstanding - Basic	10,509	9,700	9,339	9,318	9,304
Weighted average common shares outstanding - Diluted	10,705	9,878	9,496	9,468	9,550
Issued and outstanding common shares	10,535	10,477	9,331	9,336	9,315

OPERATING RATIOS (Annualized):
Return on average assets	1.07%	1.07%	1.05%	1.03%	1.54%
Return on average equity	12.02	13.47	13.90	13.59	21.05
Efficiency ratio	59.08	59.90	58.11	58.53	50.16

BALANCE SHEET DATA:
Total assets	1,226,168	1,189,906	1,152,896	1,128,370	1,120,955
Total deposits	980,703	945,723	933,320	912,198	926,819
Total loans	1,000,677	973,414	949,832	915,043	886,990
Total securities	73,022	61,547	72,360	73,994	66,729
Total shareholders' equity	109,305	106,291	88,152	84,967	82,276
Allowance for loan losses	(12,681)	(12,579)	(12,685)	(12,758)	(12,634)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.48%	4.40%	4.45%	4.44%	4.33%
Interest-bearing liabilities	1.02	1.03	1.04	1.05	1.06
Net interest spread	3.46	3.37	3.41	3.39	3.27
Net interest margin	3.70	3.60	3.63	3.61	3.48

CREDIT QUALITY:
Nonperforming assets	8,930	8,287	8,230	8,243	8,304
QTD net chargeoffs (annualized) to QTD average loans	0.06%	0.13%	0.21%	0.12%	0.15%
Allowance for loan losses to total loans	1.27	1.29	1.34	1.39	1.42
Nonperforming assets to total loans and OREO	0.89	0.85	0.86	0.90	0.93
Nonperforming assets to total assets	0.73	0.70	0.71	0.73	0.74

(In thousands, except percentages and per share amounts)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.91	8.93	7.65	7.53	7.34
Leverage ratio	9.72	9.73	8.49	8.52	8.31
Common equity tier 1 risk-based capital ratio	11.46	11.49	9.63	9.70	9.77
Tier 1 risk-based capital ratio	12.53	12.58	10.74	10.85	10.97
Total risk-based capital ratio	13.78	13.84	11.48	12.11	12.22
Number of banking offices	17	17	15	15	15
Number of ATMs	18	18	16	16	16
Number of employees	181	184	180	172	172